Exhibit 10.3

SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT is made as of [    ], 2008 (the “Agreement”), by and among iStar Acquisition Corp., a Delaware corporation (the “Company”), each of the parties set forth in Exhibit A hereto (collectively the “Private Investors”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [    ], 2008 (the “Underwriting Agreement”), with Banc of America Securities LLC, acting as representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of 50,000,000 units (the “Units”) of the Company, each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (the “Warrant”), all as more fully described in the Company’s final Prospectus, dated [    ] (the “Prospectus”), which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-147305) filed under the Securities Act of 1933, as amended (the “Registration Statement”), and declared effective by the Securities and Exchange Commission on  [    ], 2008 (the “Effective Date”).

WHEREAS, each of the Private Investors has agreed as a condition of the Underwriters’ purchase of the Units to deposit its Units purchased on the date set forth opposite each Private Investor’s name on Exhibit A hereto (the “Initial Units”), in escrow as hereinafter provided;

WHEREAS, the Private Investors have agreed as a condition of the Underwriters’ purchase of the Units in the IPO to purchase an aggregate of 10,000,000 Warrants for $1.00 per Warrant (the “Private Placement Warrants”) and an aggregate of 2,500,000 Units for $10.00 per Unit (the “Private Placement Units,” together with the Private Placement Warrants, the “Private Placement Securities” and, collectively with the Initial Units and the Private Placement Warrants, the “Escrow Securities”) immediately prior to and subject to the completion of the IPO and to deposit the Private Placement Securities in escrow as hereinafter provided; and

WHEREAS, the Company and the Private Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.             Appointment of Escrow Agent.  The Company and the Private Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.             Deposit of Escrow Securities.  Promptly following the completion of the IPO, the Private Investors shall deliver to the Escrow Agent certificates representing their respective Escrow Securities as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Private Investor or in the name of such Private Investor’s Permitted Transferee (defined below), to be held and disbursed subject to the terms and conditions of this Agreement.  Each Private Investor acknowledges that the certificate representing such Private Investor’s Escrow Securities bears a legend to reflect the deposit of such Escrow Securities under this Agreement.

3.             Disbursement of the Escrow Securities.  The Escrow Agent shall hold the Initial Units until the first anniversary of the consummation of a Business Combination (as such term is defined in the Amended and Restated Articles of Incorporation of the Company and as the same may be amended from time to time) and shall hold the Private Placement Securities until the consummation of a Business Combination (each such period, an “Escrow Period”); provided, however, that if the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement is not exercised in full or in part prior to the expiration of the over-allotment option, then the Escrow Agent shall release to the Company such number of Initial Units as directed in writing by the Company.  The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent.  Upon the completion of each Escrow Period, the Escrow Agent shall automatically disburse the applicable Escrow Securities to each Private Investor upon receipt of written request therefor from the Company; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities and; provided further, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the security holders of the Company or such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Private Investors immediately prior and subject to consummation of the transaction so that they can similarly participate.  The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate.  The Escrow Agent shall have no further duties hereunder with respect to the Escrow Securities after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.             Rights of Private Investors in Escrow Securities.

4.1           Voting Rights as a Stockholder.  Subject to the terms of their respective Letter Agreements as described in Section 4.4 hereof and except as herein provided, each Private Investor shall retain all of its rights as a stockholder of the Company with respect to shares of Common Stock included in the Escrow Securities during the Escrow Period, including, without limitation, the right to vote Common Stock.

4.2           Dividends and Other Distributions in Respect of the Escrow Securities.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Private Investors, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3           Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) to a member of the undersigned’s immediate family, (ii) to an affiliate of the undersigned, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (v) by virtue of the laws of descent and distribution upon death of the undersigned, (vi) to officers or directors of the Company, (vii) to current and former directors, officers and employees of the undersigned, or (vii) pursuant to a qualified domestic relations order (each such transferee, a “Permitted Transferee”), provided, however, that the permissive transfers described in clauses (i) through (vi) may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Letter Agreement signed by such Private Investor transferring such Escrow Securities and such other documents as the Company or Banc of America Securities LLC may reasonably require.  During the Escrow Period, no Private Investor shall pledge or grant a security interest in such Private Investor’s Escrow Securities or grant a security interest in such Private Investor’s rights under this Agreement.

4.4           Letter Agreements.  Each of the Private Investors has executed a letter agreement with the Underwriters and the Company, which has been filed as an exhibit to the Registration Statement (the “Letter Agreement”), with respect to the rights and obligations of such Private Investor in certain events, including but not limited to the liquidation of the Company.

5.             Concerning the Escrow Agent.

5.1           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its best judgment, and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2           Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3           Compensation.  The Escrow Agent shall be entitled to receive two hundred dollars ($200) per month for all services rendered by it hereunder.  The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4           Further Assurances.  From time to time on and after the date hereof, the Company and the Private Investors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder.  If no successor escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Private Investors in accordance with Section 6.7 hereof.

5.6           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8           Waiver.  The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.             Miscellaneous.

6.1           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  Each party hereto agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdictions, which jurisdiction shall be exclusive.  The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2           Waiver of Trial by Jury.  Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiations, administration, performance or enforcement hereof.

6.3           Third Party Beneficiary.  Each of the Private Investors hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Banc of America Securities LLC.

6.4           Entire Agreement.  This Agreement and the Letter Agreement as referenced herein contain the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement.  This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.5           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

6.7           Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, by private national courier service, return receipt requested, postage prepaid, or by facsimile transmission.  Such notice or communication shall be deemed given (a) if delivered personally, when so delivered, (b) if mailed, two days after the date of mailing, (c) if sent by private national courier service, one business day after being sent, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Company, to:

iStar Acquisition Corp.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attn: Jay Nydick, Chief Executive Officer and President
Fax:  (212) 930-9449

If to a Private Investor, to his address set forth in Exhibit A.

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Chairman
Fax:  (212) 616-7620

A copy of any notice sent hereunder shall be sent to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attn: Kathleen L. Werner, Esq.
Fax:  (212) 878-8375

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Fax:  (212) 839-5599

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Attn:  Managing Director (iStar Acquisition Corp.)
Fax:  (212) 933-2217

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8           Liquidation of Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

6.9           Counterparts.  This Agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument.  This agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

6.10         Termination.  This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Security Escrow Agreement as of the date first above written.

iSTAR ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT

By:
Name:
Title:

PRIVATE INVESTORS:

iSTAR ACQUISITION INVESTOR LLC

By:
Name:
Title:

iSTAR FINANCIAL INC.

By:
Name:
Title:

By:
Jay Sugarman

By:
Jay S. Nydick

By:
Nina Matis

By:
Catherine D. Rice

By:
Daniel Abrams

By:
Michael Dorsch

By:
Michelle MacKay

By:
Barclay Jones

By:
Steven Blomquist

By:
James Burns

By:
Barbara Rubin

By:
Chase Curtis

By:
Vernon Schwartz

By:
Robin Josephs

By:
Jeffrey Lynford

By:
Jeffrey Tarrant